NOTICE OF GUARANTEED DELIVERY
FOR
OFFER FOR EARLY CONVERSION OF
8% SENIOR SUBORDINATED PIK NOTES DUE 2006
AND
8% JUNIOR SUBORDINATED PIK NOTES DUE 2007
AND
SOLICITATION OF CONSENTS FOR PROPOSED AMENDMENTS
TO THE INDENTURE
FOR THE 8% SENIOR SUBORDINATED PIK NOTES DUE 2006
OF
TIMCO AVIATION SERVICES, INC.
         As set forth under “The Offer and Consent Solicitation — Procedures for Tendering Notes and Delivering Consents” of the offering circular and consent solicitation dated August 17, 2005, (as it may be amended or supplemented from time to time, the “Offering Circular”), this form or one substantially equivalent hereto must be used to accept the offer and consent solicitation (as defined below) if certificates for the 8% Senior Subordinated PIK Notes due 2006, (the “Senior Notes”) and/or the 8% Junior Subordinated PIK Notes due 2007, (the “Junior Notes” and together with the Senior Notes, the “Notes”) are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the conversion agent (as defined below) at the address set forth below prior to the expiration date (as defined in the Offering Circular). This form may be delivered by hand to the conversion agent or transmitted by telegram, facsimile transmission or mail to the conversion agent and must include a guarantee by an eligible institution (as defined in the Offering Circular). See “Procedures for Tendering Notes and Delivering Consents,” in the Offering Circular.
The Conversion Agent for the Offer and Consent Solicitation:

CONTINENTAL STOCK TRANSFER
AND TRUST COMPANY
Reorganization Dept.
17 Battery Place
8th Floor
New York, NY 10004
By Facsimile Transmission:
(for Eligible Institutions Only)
(212) 616-7610
To Confirm By Telephone or For Information Call:
(212) 845-3229 (collect)
      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
      This form is not to be used to guarantee signatures. If a signature on a consent and special conversion letter of transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the consent and special conversion letter of transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to TIMCO Aviation Services, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offering Circular, and the related consent and special conversion letter of transmittal (together with the Offering Circular, the “Offer and Consent Solicitation”), receipt of which is hereby acknowledged, the aggregate principal amount of Notes set forth below, all pursuant to the guaranteed delivery procedures set forth under, “Procedures for Tendering Notes and Delivering Consents,” of the Offering Circular. All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Offering Circular.
Aggregate Principal Amount of Senior Notes and/or Junior Notes Tendered for Conversion
(must be integral multiples of $1,000):

Certificate Nos. (if available):

(Check box if Notes will be tendered by book-entry transfer)
☐ The Depository Trust Company
Account Number:

Please Print
Name(s) of Record Holder(s):

Address:

Zip Code
Area Code and Tel. No.:

Signature(s)

Dated:

2

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
          The undersigned, a participant in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the conversion agent either the certificates representing the Notes tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to such Notes, in any such case together with a properly completed and duly executed consent and special conversion letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message, and any other required documents within two business days (as defined in the Offering Circular) after the date hereof.
          The eligible institution that completes this form must communicate the guarantee to the conversion agent and must deliver the consent and special conversion letter of transmittal and certificates for Notes to the conversion agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution. All capitalized terms used herein have the meanings set forth in the Offering Circular.

Name of Firm:	Authorized Signature
Address:

Please Print
Zip Code
Area Code and Tel. No.:	Title:

          NOTE: DO NOT SEND CERTIFICATES FOR NOTES WITH THIS NOTICE. CERTIFICATES FOR NOTES SHOULD BE SENT WITH YOUR CONSENT AND SPECIAL CONVERSION LETTER OF TRANSMITTAL.
Dated:

3